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                                                                      Exhibit 23

             Consent of Independent Certified Public Accountants
             ---------------------------------------------------

We have issued our reports dated March 18, 1997, accompanying the consolidated financial statements and schedule included in the Annual Report of Safety 1st, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Safety 1st, Inc. on Form S-8 (File No. 33-79332, effective May 26, 1994) and on Forms S-3 (File Nos. 33-78970, effective May 19, 1994 and 33-95656, effective August 21, 1995).


                                         GRANT THORNTON LLP

Boston, Massachusetts
March 18, 1997